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 Fingerhut Receivables, Inc.                                        Fingerhut Master Trust                         Monthly Report
 Certificateholder's Statement                                           Series 1994-1                                   Jan-1997
 Section 5.2                                        Class A          Class B         Class C          Class D           Total
 (i)   Certificate Amount                       656,241,666.67    92,050,000.00   92,050,000.00   122,728,000.00   963,069,666.67
 (ii)  Certificate Principal Distributed         59,658,333.33             0.00            0.00                     59,658,333.33
 (iii) Certificate Interest Distributed           3,137,655.47       463,126.56      493,809.90                      4,094,591.93
 Total Distribution per $1,000 Certificate
 Certificate Principal Distributed per $1,000       90.9090909        0.0000000       0.0000000
 Certificate Interest Distributed per $1,000         4.7812500        5.0312500       5.3645834
 (iv) Principal Collections                      44,642,697.90     5,740,131.78    5,740,131.78     7,653,176.45    63,776,137.91
 (v)  Imputed Yield Collections                  14,715,592.58     1,913,377.26    1,913,377.26     2,520,231.18    21,062,578.28
      Recoveries                                  1,627,234.72       228,249.69      228,249.69       302,974.56     2,386,708.66
      Interest Earned on Prefunded Accounts               0.00             0.00            0.00             0.00             0.00
      Total Imputed Yield Collections            16,342,827.30     2,141,626.95    2,141,626.95     2,823,205.74    23,449,286.94
      Total Collections                          60,985,525.20     7,881,758.73    7,881,758.73    10,476,382.19    87,225,424.85
 (vi) Aggregate Amount of Principal Receivables                                                                  1,373,525,495.41
      Invested Amount (End of Month)            656,241,666.67    92,050,000.00   92,050,000.00   122,728,000.00   963,069,666.67
      Floating Allocation Percentage               47.7779021%       6.7017322%      6.7017322%       8.9352546%      70.1166211%
      Invested Amount (Beginning of Month)      656,241,666.67    92,050,000.00   92,050,000.00   122,728,000.00   963,069,666.67
      Average Daily Invested Amount                                                                              1,013,025,362.46
 (vii)  Receivable Delinquencies (As a % of Total Receivables)
	Current                                          76.76%    1,405,734,389.22
	30 Days to 59 Days                                6.37%      116,558,006.68
	60 Days to 89 Days                                3.73%       68,371,715.22
	90 Days and Over                                 13.14%      240,703,216.09
	Total Receivables                               100.00%    1,831,367,327.21
  (viii) Aggregate Investor Default Amount                            16,331,320.61
	 As a % of Average Daily Invested Amount
	 (Annualized based on 365 days/year)                                  21.02%
  (ix)  Certificate Charge-Offs
	Class A                                                                0.00
	Class B                                                                0.00
	Class C                                                                0.00
	Class D                                                                0.00
	Total Certificate Charge-Offs                                          0.00
  (x)   Servicing Fee
	Class A                                                        1,193,166.80
	Class B                                                          153,416.76
	Class C                                                          153,416.76
	Class D                                                          204,546.72
	Total Servicing Fee                                            1,704,547.04
  (xi)  Pool Factor
	Class A                                                           0.9166667
	Class B                                                           1.0000000
	Class C                                                           1.0000000
  (xii) Reallocated Principal Collections
	Class B                                                                0.00
	Class C                                                                0.00
	Class D                                                        4,437,361.99
	** Everything was reimbursed by the end of the fiscal month.
  (xiii) Excess Funding Account Balance                                        0.00
	 Prefunding Account Balance                                            0.00
  (xiv) Class C Trigger Event Occurrence                                       None
	Class C Reserve Amount                                                  N/A
	Average Net Portfolio Yield                                          9.1595%
	Minimum Base Rate                                                    7.8398%
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